Exhibit 99.1

Intercontinental Exchange Reports Second Quarter 2019

• Second quarter revenues of $1.3 billion, +4% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“We are pleased to report our second quarter results, which extends our track record of revenue and earnings-per-share growth. These results reflect the strength of our global energy business as well as the value of compounding growth in our subscription-based Data & Listings business. We remain focused on innovating for our customers, investing in future growth and creating value for our stockholders."

• GAAP diluted EPS of $0.84, +8% y/y

• Adj. diluted EPS of $0.94, +4% y/y

• Operating margin of 52%; Adj. operating margin of 58%

• Through June 30, 2019, returned over $1B to stockholders

ATLANTA & NEW YORK, August 1, 2019 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the second quarter of 2019. For the quarter ended June 30, 2019, consolidated net income attributable to ICE was $472 million on $1.3 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted earnings per share (EPS) were $0.84. Adjusted net income attributable to ICE was $534 million in the second quarter and adjusted diluted EPS were $0.94. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "Through the first half of the year, we have grown revenues, earnings-per-share and cash flows, enabling us to return over $1 billion to stockholders. As we look to the second half of 2019, we remain focused on disciplined investment in support of our strategic growth initiatives."

Second Quarter 2019 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin
Data & Listings	$664	44%	53%
Trading & Clearing	$634	61%	64%
Consolidated	$1,298	52%	58%

Second quarter consolidated net revenues were $1.3 billion, up 4% year-over-year. Data and listings revenues in the second quarter were $664 million and trading and clearing net revenues were $634 million. Consolidated operating expenses were $618 million for the second quarter of 2019. On an adjusted basis, consolidated operating expenses were $540 million. Consolidated operating income for the second quarter was $680 million and the operating margin was 52%. On an adjusted basis, consolidated operating income for the second quarter was $758 million and the adjusted operating margin was 58%.

Data and Listings Segment Results

Second quarter data and listings revenues were $664 million, including data revenues of $553 million, up 5% year-over-year, and listings revenues of $111 million, up 1% year-over-year. On a constant currency basis(1), segment revenues were up 5% with data revenues up 6% year-over-year and listings revenues up 1% year-over-year. Data and listings operating expenses were $369 million and on an adjusted basis, were $314 million in the second quarter. Segment operating income for the second quarter was $295 million and the operating margin was 44%. On an adjusted basis, operating income was $350 million and the adjusted operating margin was 53%.

$ in millions	2Q19	2Q18	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$270	$262	3%	4%
Exchange Data and Feeds	180	164	9%	9%
Desktops and Connectivity	103	100	4%	5%
Data Total	553	526	5%	6%
Listings	111	111	1%	1%
Segment Revenue	$664	$637	4%	5%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q18, 1.3606 and 1.1918, respectively.

Trading and Clearing Segment Results

Second quarter trading and clearing net revenues were $634 million, up 4% from one year ago. Trading and clearing operating expenses were $249 million and adjusted operating expenses were $226 million in the second quarter. Segment operating income for the second quarter was $385 million and the operating margin was 61%. On an adjusted basis, operating income was $408 million and the adjusted operating margin was 64%.

$ in millions	2Q19	2Q18	% Chg
Revenue, net:
Energy	$255	$250	2%
Ags & metals	72	74	(2)%
Financials(1)	78	94	(17)%
Cash equities & equity options	74	79	(7)%
Fixed income & credit(2)	80	45	77%
OTC & other transaction(3)	12	12	(5)%
Other revenue(4)	63	55	15%
Segment Revenue	$634	$609	4%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the second quarter increased 2% year-over-year reflecting a 5% increase in rate per contract (RPC), partially offset by a 2% decline in average daily volume (ADV).

•	Ags and metals futures and options revenue in the second quarter decreased 2% year-over-year reflecting a 4% decline in RPC, partially offset by a 4% increase in ADV.

•	Financials futures and options revenue in the second quarter decreased 17% year-over-year reflecting an 18% decline in ADV.

•	U.S. cash equities and equity options revenue in the second quarter decreased 7% year-over-year reflecting a 14% decline in cash equities RPC and a 6% decrease in equity options RPC.

	ADV (lots in thousands)		RPC
	2Q19	% Chg	2Q19	% Chg
Energy	2,694	(2)%	$1.50	5%
Ags & metals	498	4%	$2.31	(4)%
Financials	2,369	(18)%	$0.51	5%
Interest Rates	1,961	(21)%	$0.36	(8)%
Other Financials	408	(5)%	$1.25	17%
Total Futures & Options	5,561	(9)%	$1.15	9%

Cash Equities (in millions)	1,733	9%	$0.046	(14)%
Equity Options	3,169	2%	$0.12	(6)%

The second quarter of 2019 included 63 trading days for commodities, interest rates, other financials, cash equities and equity options.

The second quarter of 2018 included 64 trading days for commodities, interest rates, other financials, cash equities and equity options.

Other Matters

•	The effective tax rate for the second quarter of 2019 was 24%.

•	Operating cash flow through the second quarter was $1.4 billion, up 12% from $1.2 billion one year ago. Through the second quarter of 2019, free cash flow was $1.2 billion, up 13% from $1.0 billion one year ago.

•	Unrestricted cash was $837 million and outstanding debt was $7.8 billion as of June 30, 2019.

•	Through the second quarter of 2019, ICE repurchased $780 million of its common stock and paid $312 million in dividends.

Financial Guidance

•	ICE's third quarter 2019 GAAP operating expenses are expected to be in a range of $632 million to $642 million and adjusted operating expenses(1) are expected to be in a range of $552 million to $562 million.

•	ICE's full year 2019 GAAP operating expenses are expected to be in a range of $2.50 billion to $2.52 billion and adjusted operating expenses(1) are expected to be in a range of $2.19 billion to $2.21 billion.

•	ICE's third quarter 2019 data revenues are expected to be in a range of $550 million to $555 million.

•	ICE's full year 2019 data revenues are expected to remain in a range of $2.19 billion to $2.24 billion.

•	ICE's interest expense is expected to be $73 million in the third quarter.

•	ICE's diluted share count for the third quarter is expected to be in the range of 560 million to 566 million weighted average shares outstanding.

(1) The 2019 Non-GAAP adjusted operating expense excludes $80 million in amortization of acquisition-related intangibles for the third quarter of 2019 and $310 million for the full year. The GAAP operating expense forecast does not reflect an estimate of acquisition-related transaction and integration costs for the third quarter of 2019.

Earnings Conference Call Information

ICE will hold a conference call today, August 1, 2019, at 8:30 a.m. ET to review its second quarter 2019 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 2993459 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2019 earnings has been scheduled for October 31, 2019 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
Revenues:	2019	2018	2019	2018
Transaction and clearing, net	$1,769	$1,762	$907	$864
Data services	1,099	1,046	553	526
Listings	222	220	111	111
Other revenues	127	108	63	55
Total revenues	3,217	3,136	1,634	1,556
Transaction-based expenses:
Section 31 fees	169	211	100	90
Cash liquidity payments, routing and clearing	480	454	236	220
Total revenues, less transaction-based expenses	2,568	2,471	1,298	1,246
Operating expenses:
Compensation and benefits	507	481	259	241
Professional services	62	59	29	29
Acquisition-related transaction and integration costs	1	27	1	15
Technology and communication	220	213	113	108
Rent and occupancy	35	33	18	16
Selling, general and administrative	83	72	41	39
Depreciation and amortization	315	281	157	143
Total operating expenses	1,223	1,166	618	591
Operating income	1,345	1,305	680	655
Other income (expense):
Interest income	19	9	10	5
Interest expense	(142)	(107)	(71)	(55)
Other income, net	32	21	9	6
Other income (expense), net	(91)	(77)	(52)	(44)
Income before income tax expense	1,254	1,228	628	611
Income tax expense	284	292	150	149
Net income	$970	$936	$478	$462
Net income attributable to non-controlling interest	(14)	(17)	(6)	(7)
Net income attributable to Intercontinental Exchange, Inc.	$956	$919	$472	$455

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.69	$1.59	$0.84	$0.79
Diluted	$1.68	$1.58	$0.84	$0.78
Weighted average common shares outstanding:
Basic	565	580	563	578
Diluted	568	583	566	581

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	June 30, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$837	$724
Short-term restricted cash and cash equivalents	880	818
Customer accounts receivable, net	1,062	953
Margin deposits, guaranty funds and delivery contracts receivable	61,353	63,955
Prepaid expenses and other current assets	240	242
Total current assets	64,372	66,692
Property and equipment, net	1,525	1,241
Other non-current assets:
Goodwill	13,308	13,085
Other intangible assets, net	10,446	10,462
Long-term restricted cash and cash equivalents	354	330
Other non-current assets	925	981
Total other non-current assets	25,033	24,858
Total assets	$90,930	$92,791

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$518	$521
Section 31 fees payable	167	105
Accrued salaries and benefits	177	280
Deferred revenue	360	135
Short-term debt	1,303	951
Margin deposits, guaranty funds and delivery contracts payable	61,353	63,955
Other current liabilities	253	161
Total current liabilities	64,131	66,108
Non-current liabilities:
Non-current deferred tax liability, net	2,296	2,337
Long-term debt	6,494	6,490
Accrued employee benefits	200	204
Non-current operating lease liability	298	—
Other non-current liabilities	293	350
Total non-current liabilities	9,581	9,381
Total liabilities	73,712	75,489
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	72	71

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(3,194)	(2,354)
Additional paid-in capital	11,651	11,547
Retained earnings	8,961	8,317
Accumulated other comprehensive loss	(309)	(315)
Total Intercontinental Exchange, Inc. stockholders’ equity	17,115	17,201
Non-controlling interest in consolidated subsidiaries	31	30
Total equity	17,146	17,231
Total liabilities and equity	$90,930	$92,791

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2019	2018	2019	2018	2019	2018
Total revenues, less transaction-based expenses	$634	$609	$664	$637	$1,298	$1,246
Total operating expenses	249	218	369	373	618	591
Less: Interactive Data integration costs	—	—	—	12	—	12
Less: Amortization of acquisition-related intangibles	23	15	55	53	78	68
Less: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	—	4	—	—	—	4
Less: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	—	4	—	—	—	4
Adjusted total operating expenses	$226	$195	$314	$308	$540	$503
Operating income	$385	$391	$295	$264	$680	$655
Adjusted operating income	$408	$414	$350	$329	$758	$743
Operating margin	61%	64%	44%	41%	52%	53%
Adjusted operating margin	64%	68%	53%	52%	58%	60%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
Net income attributable to ICE	$472	$455
Add: Interactive Data integration costs	—	12
Add: Amortization of acquisition-related intangibles	78	68
Add: Impairment of exchange registration intangible assets on closure of ICE Futures Canada and ICE Clear Canada	—	4
Add: Employee severance costs related to ICE Futures Canada and ICE Clear Canada operations	—	4
Less: Income tax effect for the above items	(20)	(23)
Add: Deferred tax adjustments on acquisition-related intangibles	4	5
Adjusted net income attributable to ICE	$534	$525

Diluted earnings per share attributable to ICE	$0.84	$0.78

Adjusted diluted earnings per share attributable to ICE	$0.94	$0.90

Free Cash Flow Calculation (In millions) (Unaudited)

	Six months ended June 30, 2019	Six months ended June 30, 2018
Cash flow from operations	$1,382	$1,236
Less: Capital expenditures and capitalized software development costs	(134)	(108)
Less: Section 31 fees, net	(63)	(80)
Free cash flow	$1,185	$1,048

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 7, 2019. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com